Exhibit 10.54

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into between POLAR MOLECULAR HOLDING CORPORATION, a Delaware corporation, with principal offices at 4600 S. Ulster Street, Suite 940, Denver, Colorado 80237 (“Polar”) and HOLME ROBERTS & OWEN LLP, a Colorado limited liability partnership, with offices at 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203 (“HRO”).

HRO has performed legal services for Polar for which it has rendered statements to Polar. HRO has received payment for a portion of its charges but the amount of $543,000 remains unpaid at this date. Polar has advised HRO that it is presently financially unable to pay the balance due and has offered to issue shares of its Common Stock in satisfaction of one-half of the amount due ($271,500) and to agree to a payment schedule for the remaining balance of $271,500.

In consideration of the foregoing and the mutual covenants herein, it is agreed as follows:

1. Polar shall issue to HRO 1,357,500 shares of Polar Common Stock (the “Shares”), valued at $0.20 per share, the closing price of such shares as reported on the Over the Counter Bulletin Board Market on May 7, 2004, in satisfaction of $271,500.00 of Polar’s indebtedness to HRO.

2. Polar agrees to repay the balance of $271,500.00 in four equal monthly installments of $67,875.00 each on July 1, 2004, August 1, 2004, September 1, 2004 and October 1, 2004. Upon receipt of payments totaling $271,500.00, HRO shall release its security interest granted by Polar in Polar’s assets and file appropriate notices of such release.

3. Polar represents that, with the exception of the issuance of shares of Common Stock to Lockhart Chemical Corporation, Polar’s sole outsource contract manufacturer, and to certain employees and consultants in satisfaction of unpaid compensation, Polar has not issued shares of its Common Stock at a price of $0.10 per share to any other of its creditors as payment of indebtedness due such creditors. Polar further represents, warrants and agrees that, since January 1, 2004 it has not, and it will not issue any of its Common Stock in satisfaction of any other indebtedness outstanding at this date at a value below the then current fair market value as determined by reference to the price quoted on the Over the Counter Bulletin Board Market.

4. HRO hereby represents and agrees that it understands that the Shares have not been registered under the Securities Act of 1933 (the “1933 Act”) or any state securities laws and that the Shares are being issued to HRO in reliance upon an exemption from such registration requirements for transactions not involving a public offering. HRO represents that it is acquiring the Shares for investment and with no view toward distribution of the Shares to the public, except pursuant to an effective registration statement under the 1933 Act covering the Shares or pursuant to an applicable exemption from any registration requirement. HRO acknowledges that the certificates representing the Shares shall bear a legend calling attention to such restrictions on the transfer of the Shares.

5. Polar agrees that it will cause the Shares to be registered under the 1933 Act pursuant to an appropriate form of registration statement covering the Shares, and that it will use due diligence in preparing and filing such registration statement and pursuing the effectiveness thereof. Polar shall also cause the Shares to be registered or available for public sale pursuant to an exemption from registration under the Colorado Securities Act. Polar will use all reasonable efforts to obtain effectiveness of the 1933 Act registration statement on or before December 1, 2004. If such registration statement is not declared effective prior to that date, HRO may, at its election, demand that Polar repurchase the Shares at a purchase price (the “Repurchase Price”) equal to the higher of the price at which the Shares were valued for purposes of this Agreement, as set forth in paragraph 1 above, or the closing price of the Shares on its principal trading market on December 1, 2004. Any such election shall be made in writing, no later than December 15, 2004. Upon receipt of such notice of election Polar shall repurchase the shares at the Repurchase Price as soon as practicable, but in no event no later than December 30, 2004.

IN WITNESS WHEREOF this Agreement is entered into this 7th day of May, 2004.

POLAR MOLECULAR HOLDING CORPORATION

/s/ Mark L. Nelson
Mark L. Nelson

HOLMES ROBERTS & OWEN, LLP

/s/ Robert H. Bach
Robert H. Bach
A Partner